Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

by and between

ORBIMAGE INC.

AND

THE STOCK HOLDERS SIGNATORY HERETO

Dated as of November 16, 2004

TABLE OF CONTENTS

1. Definitions.	3
2. General Registration; Listing.	5
(a) Form 10.	5
(b) Listing.	5
(c) NASD Rule 4350.	5
3. Demand Registration.	5
(a) Requests for Registration.	5
(b) Filing and Effectiveness.	6
(c) Priority in Demand Registrations.	7
4. Shelf Registration.	7
(a) Filing and Effectiveness.	7
(b) Continued Effectiveness.	8
(c) Effect on Demand Registration Obligation.	8
(d) Shelf Registration Other Than Form S-1.	8
5. Piggyback Registration.	8
(a) Right to Piggyback.	8
(b) Priority in Piggyback Registrations.	9
6. Holdback Agreements.	10
(a) Restrictions on Sale by Holders of Registrable Securities.	10
(b) Restrictions on the Sale by the Company.	10
7. Registration Procedures.	10
8. Registration Expenses.	16
9. Indemnification.	17
(a) Indemnification by the Company.	17
(b) Indemnification by Holders of Registrable Securities.	18
(c) Conduct of Indemnification Proceedings.	18
(d) Contribution.	19
10. Rule 144.	20
11. Miscellaneous.	20
(a) Remedies.	20
(b) No Inconsistent Agreements.	20
(c) Amendments and Waivers.	20
(d) Notices.	21
(e) Owner of Registrable Securities.	22
(f) Successors and Assigns.	22
(g) Counterparts; Effectiveness.	22
(h) Headings.	22
(i) Governing Law.	22
(j) Jurisdiction; Consent to Service of Process.	22
(k) WAIVER OF JURY TRIAL.	23
(l) Severability.	23
(m) Entire Agreement.	23
(n) No Strict Construction.	23
(o) Third Party Beneficiaries.	23
(p) Registration of Securities other than Registrable Securities.	24
(q) Termination.	24
Exhibit A	1

REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 16, 2004, between those holders of Common Stock and Warrants signatory hereto (the “Stock Holders”) and ORBIMAGE Inc., a Delaware corporation (the “Company”).

          A. Pursuant to the various Investment Agreements, each dated as of November 16, 2004 (collectively, the “Investment Agreement”), upon the satisfaction of certain conditions, the Company will issue Additional Common Stock and Warrants to certain Stock Holders.

          B. In order to induce the Stock Holders party to the Investment Agreement to enter into the Investment Agreement and to purchase the Additional Common Stock and Warrants pursuant thereto, the Company has agreed to grant certain registration rights with respect to the Additional Common Stock to the Stock Holders and other Beneficiaries as set forth herein.

          C. Pursuant to the various commitment letters, each dated on or about September 24, 2004 (the “Commitment Letters”), upon the satisfaction of certain conditions, the Company will issue Additional Common Stock to certain Stock Holders in consideration for each such Stock Holders’ commitment to purchase certain debt securities of the Company in the future with the terms and subject to the conditions set forth therein.

          D. Pursuant to the various subscription letters, each dated on or about November 2, 2004 (the “Subscription Letters”), entered into in furtherance of the matters set forth in the Commitment Letters, in consideration for the covenants and agreements set forth in the Commitment Letters and the Subscription Letters, the Company has agreed to grant certain registration rights with respect to the Additional Common Stock to the Stock Holders and other Beneficiaries as set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

          In addition to the terms defined elsewhere herein and the terms set forth in the Investment Agreement that are not otherwise defined herein, which shall have the same meanings herein as in the Investment Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

          “Additional Common Stock” means the Company’s Common Stock issued to the Stock Holders pursuant to the Investment Agreement or the Commitment Letters or pursuant to the exercise of Warrants.

          “Beneficiaries” means, at any time, those Persons who receive beneficial or record ownership of shares of Additional Common Stock or Warrants distributed pursuant to the

Investment Agreement or the Commitment Letters, in each case, for so long as and only to the extent that they hold such Additional Common Stock or Warrants; provided, however, in each case, upon the request of the Company, such Persons submits a written statement to the Company substantially in the form attached hereto as Exhibit A.

          “Common Stock” means all of the common stock, par value $0.01 per share, of the Company, including the Additional Common Stock.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

          “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including amendments thereto after the effective date of the related Registration Statement, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          “Registrable Securities” means the shares of Additional Common Stock and the Warrants acquired by the Beneficiaries on or after the date hereof, pursuant to the Investment Agreement or the Commitment Letters or otherwise, and any shares of Common Stock or other securities that may be received by the Beneficiaries (x) as a result of a stock dividend, stock split or other distribution of Common Stock in relation to the Additional Common Stock or (y) on account of Additional Common Stock in a recapitalization or other transaction involving the Company, in each case upon the respective original issuance thereof, and at all times subsequent thereto; provided, however, that the foregoing securities shall cease to be “Registrable Securities” to the extent that (i) such securities have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them or (ii) such securities are then saleable by the holder thereof pursuant to Rule 144(k).

          “Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          “SEC” means the Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Subsidiary” when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

          “Underwritten Offering” means a distribution, registered pursuant to the Securities Act, in which securities of the Company are sold to an underwriter for reoffering to the public.

          “Warrant” means a warrant to purchase Additional Common Stock under the terms and subject to the conditions set forth in the Investment Agreement.

2. General Registration; Listing.

     (a) Form 10.

          The Company shall use its reasonable best efforts to cause the Existing Registration Statement to be declared effective as soon as practicable after the date hereof.

     (b) Listing.

          The Company shall use its reasonable best efforts to cause its Common Stock to be quoted on The NASDAQ National Market or, if the Common Stock does not qualify to be so quoted, on a national securities exchange or other national trading market, concurrently with, or as soon as practicable after, any registration statement of the Company under the Securities Act that covers any of the Company’s Common Stock is declared effective.

     (c) NASD Rule 4350.

          For the period beginning on the date hereof until the date the Common Stock is listed and admitted and authorized for trading on The Nasdaq National Market or a national securities exchange, the Company shall comply with the requirements of NASD Rule 4350 as if it were subject thereto, other than those set forth in subsections (b), (j), (k) and (m) thereof.

3. Demand Registration.

     (a) Requests for Registration.

          Subject to Section 4(c), at any time and from time to time after any registration statement of the Company under the Securities Act or the Exchange Act with respect to any of the Company’s Common Stock is declared effective, the Beneficiaries holding at least 40% of the total number of Registrable Securities held by Beneficiaries then outstanding will have the right by written notice delivered to the Company (a “Demand Notice”), to require the Company to register, under and in accordance with the provisions of the Securities Act on a Registration

Statement filed on Form S-1 (a “Demand Registration Statement”), a number of Registrable Securities the estimated market value of which is not less than $5 million; provided, however, that no Demand Notice may be given until at least 90 calendar days after the effective date of the immediately preceding Demand Registration Statement.

          Within five calendar days after receipt of such Demand Notice, the Company will serve written notice thereof (the “Company Notice”) to all other Beneficiaries. Subject to the provisions of Section 3(c) hereof, the Company shall include in such Demand Registration Statement all Registrable Securities with respect to which the Company receives written requests for inclusion within 20 calendar days after the delivery of the Company Notice.

          The number of Demand Registration Statements required to be filed pursuant to this Section 3(a) shall not exceed three; provided, however, that in determining the number of Demand Registration Statements to which the Beneficiaries are entitled, there shall be excluded (1) any Demand Registration Statement involving an Underwritten Offering if the managing underwriter or underwriters have advised the Beneficiaries that the total number of Registrable Securities requested to be included therein exceeds the number of Registrable Securities that can be sold in such offering in accordance with the provisions of this Agreement without materially and adversely affecting the success of such offering and (2) any Demand Registration Statement that does not become effective or is not maintained effective for the period required pursuant to Section 3(b) hereof, unless in the case of this clause (2) such Demand Registration Statement does not become effective after being filed by the Company solely by reason of the refusal to proceed by the Beneficiaries.

     (b) Filing and Effectiveness.

          The Company will (subject to Section 7(a)) file a Demand Registration Statement within 30 calendar days of receipt of a Demand Notice, and will use its reasonable best efforts to cause the same to be declared effective under the Securities Act as soon as practicable thereafter but in any event within 75 calendar days of receipt of a Demand Notice pursuant to Section 3(a).

          The Demand Notice shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. If the Beneficiaries holding not less than a majority of the Registrable Securities to be included in any offering pursuant to a Demand Registration Statement so elect by written request to the Company, such offering shall be in the form of an Underwritten Offering. Beneficiaries holding a majority of the Registrable Securities to be included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company to approve such managing underwriter or underwriters (which approval shall not be unreasonably withheld) and to select one co-managing underwriter reasonably acceptable to such Beneficiaries.

          The Company will keep the Registration Statement filed in respect of a Demand Registration Statement effective for a period of up to 180 calendar days from the date the Registration Statement is declared effective (subject to extensions pursuant to the last paragraph of Section 7 hereof) or such shorter period that will terminate when all Registrable Securities included in such Registration Statement have been sold in accordance with the intended methods of disposition thereof set forth in such Registration Statement.

          The Beneficiaries will be permitted to withdraw Registrable Securities from a Demand Registration Statement at any time prior to the effective date of such Registration Statement.

     (c) Priority in Demand Registrations.

          If any of the Registrable Securities registered pursuant to a Demand Registration Statement are to be sold in one or more firm commitment Underwritten Offerings, the Company may also provide written notice to holders of securities of the Company other than Beneficiaries, if any, who have piggyback registration rights with respect thereto and will permit all such holders who request to be included in the Demand Registration Statement to include any or all securities of the Company held by such holders in such Demand Registration Statement on the same terms and conditions as the Registrable Securities. Notwithstanding the foregoing, if the managing underwriter or underwriters of the offering to which such Demand Registration Statement relates advises the Beneficiaries that the total amount of Registrable Securities and securities that such holders of securities of the Company (other than Beneficiaries) intend to include in such Demand Registration Statement is in the aggregate such as to materially and adversely affect the success of such offering, then (i) first, the amount of securities to be offered for the account of the holders of such other securities of the Company will be reduced, to zero if necessary (pro rata among such holders on the basis of the amount of such other securities to be included therein by each such holder), and (ii) second, the number of Registrable Securities included in such Demand Registration Statement will, if necessary, be reduced and there will be included in such firm commitment Underwritten Offering only the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such offering, allocated pro rata among the Beneficiaries on the basis of the number of Registrable Securities held by each such holder.

4. Shelf Registration.

     (a) Filing and Effectiveness.

          The Company, within 90 days of the effectiveness of any registration statement of the Company under the Securities Act that covers any of the Company’s Common Stock, shall (subject to Section 7(a)) file with the SEC a Registration Statement (the “Shelf Registration Statement”) on Form S-1 to register all Registrable Securities then held by Beneficiaries and not previously registered under the Securities Act pursuant to Section 3 or Section 5 hereof and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter. The Company will not permit any securities other than Registrable Securities or Common Stock to be sold for its own account to be included in the Shelf Registration Statement.

          If the Beneficiaries holding not less than a majority of the Registrable Securities included in any offering pursuant to a Shelf Registration Statement so elect by written request to the Company, such offering shall be in the form of an Underwritten Offering. Beneficiaries holding a majority of the Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering, subject to the right of the Company to approve such managing underwriter or underwriters (which approval shall not be unreasonably withheld) and to select one co-managing underwriter reasonably acceptable to such Beneficiaries. In no event will the Beneficiaries be entitled to request the Company to effect more than an aggregate of two Underwritten Offerings pursuant to the Shelf Registration Statement.

     (b) Continued Effectiveness.

          The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit any Prospectus that forms a part thereof to be usable by Beneficiaries until the earlier of (i) such time as all of the Registrable Securities offered in such underwritten offering have been disposed of in accordance with the intended methods of disposition thereof set forth in such Shelf Registration Statement and (ii) the date on which there cease to be any Registrable Securities outstanding.

     (c) Effect on Demand Registration Obligation.

          The provisions of Section 3 of this Agreement shall not apply at any time that the Company has a Shelf Registration Statement that has become effective and remains effective in compliance with the provisions of the Securities Act until such time as all of the Registrable Securities offered in such offering have been disposed of in accordance with the intended methods of disposition thereof set forth in such Shelf Registration Statement, and is otherwise complying with its obligations under this Section 4.

     (d) Shelf Registration Other Than Form S-1.

          If the book-runner(s) for any Underwritten Offering pursuant to this Section 4 advises the Company that it is of material importance to the success of the proposed offering that either (i) the offering be effected pursuant to a Registration Statement other than the Shelf Registration Statement or (ii) information be included in the Shelf Registration Statement that is not required by Form S-1, then the Company shall file a Registration Statement on such other form, or shall include such other information in the Shelf Registration Statement, as the case may be, as the book-runner(s) for such Offering shall so request. All references in this Agreement to a “Shelf Registration Statement” shall also be deemed to refer to any other Registration Statement filed in accordance with this Section 4(d).

5. Piggyback Registration.

     (a) Right to Piggyback.

          If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of any class of securities (other than a Registration Statement (i) pursuant to the Company’s obligations under Section 4 hereof, (ii) on Form S-4 or S-8 or any successor form to such forms, or (iii) filed solely in connection with a rights offering made to all of the holders of Common Stock or an offering made solely to employees of the Company), whether or not for its own account, then the Company will give written notice of such proposed filing to all Beneficiaries at least 30 calendar days before the anticipated filing date. Such notice will offer Beneficiaries the opportunity to register under the Company’s Registration Statement (a “Piggyback Registration Statement”) such amount of Registrable Securities as each

Beneficiary may request. Subject to Section 5(b) hereof, the Company will include in each such Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein no later than five calendar days before the anticipated filing date. The Beneficiaries will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration Statement at any time prior to the effective date of such Piggyback Registration Statement. The Company will be permitted to withdraw any proposed Piggyback Registration Statement at any time without liability to any Beneficiary, in which case the Company will not be required to effect a registration of the requested Registrable Securities, unless the requisite percentage of Beneficiaries notifies the Company that they wish to convert the request into a Demand Notice, in which case the provisions of Section 3 shall apply. No registration affected under this Section 5 will relieve the Company of its obligations under Section 3 or Section 4 hereof with respect to Registrable Securities not registered and sold pursuant to this Section 5.

     (b) Priority in Piggyback Registrations.

          The Company will cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Beneficiaries requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the Beneficiaries to the effect that the total amount of securities which such Beneficiaries, the Company and any other Persons having rights to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering, then:

(i)	if such registration is a primary registration on behalf of the Company, the Company will include therein: (x) first up to the full amount of securities to be included therein for the account of the Company that in the opinion of such managing underwriter or underwriters can be sold, and (y) second, up to the full amount of Registrable Securities which such Beneficiaries propose to include in such registration that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the success of the offering (allocated pro rata in proportion to the number of Registrable Securities held by such Beneficiaries to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters); and

(ii)	if such registration is an underwritten secondary registration on behalf of holders of securities of the Company other than Registrable Securities, the Company will include therein: (x) first, up to the full number of securities of such Persons exercising “demand” registration rights that, in the opinion of such managing underwriter or underwriters, can be sold (allocated pro rata among such Persons in proportion to the number of securities held by such Persons, or as the Company may otherwise determine), (y) second, up to the full amount of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold (allocated pro rata among the Beneficiaries in proportion to the number of Registrable Securities held by such Beneficiaries), and (z) third, all other securities proposed to be sold by any other Persons that, in the opinion of such managing underwriter or underwriters can be sold (allocated pro rata among such Persons in proportion to the number of securities held by such Persons, or as the Company may otherwise determine).

(iii)	If any Holder advises the book-runner(s) of any underwritten offering that the Registrable Securities covered by the Registration Statement cannot be sold in such offering within a price range acceptable to such Holder, then such Holder shall have the right to exclude its Registrable Securities from registration.

6. Holdback Agreements.

     (a) Restrictions on Sale by Holders of Registrable Securities.

          Each Beneficiary whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3, 4 or 5 hereof, agrees, and will confirm such agreement in writing, if such Beneficiary is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an Underwritten Offering, not to effect any public sale or distribution of any of the Company’s equity securities (except as part of such Underwritten Offering), including a sale pursuant to Rule 144, (a) during the seven-calendar day period prior to the closing date of each Underwritten Offering made pursuant to such Registration Statement and (b) during such period of time, not to exceed 90 calendar days, as any managing underwriter or underwriters may reasonably request beginning on the closing date of each Underwritten Offering made pursuant to such Registration Statement, or, in either case, such other shorter period to which the Beneficiaries and such managing underwriter or underwriters may agree.

     (b) Restrictions on the Sale by the Company.

          In connection with any underwritten public offering pursuant to Section 3, 4 or 5 hereof, the Company agrees (i) not to effect any public sale or distribution of any securities substantially similar to the Registrable Securities (other than in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during such period as the book-runner(s) may request (not to exceed 90 days) beginning on, the offering date of the Registrable Securities pursuant to an effective Registration Statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Common Stock or other securities substantially similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

7. Registration Procedures.

          In connection with the Company’s registration obligations pursuant to Sections 3, 4 and 5 hereof, the Company will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a)	Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the holders’ notice to the Company as to the intended method or methods of distribution thereof (including, without limitation, distributions in connection with transactions with broker-dealers or others for the purpose of hedging Registrable Securities, involving possible sales, short sales, options, pledges or other transactions which may require delivery and sale to broker-dealers or others of Registrable Securities), and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of, and comments by, such holders, their counsel and such underwriters. The Company will not file pursuant to Section 3(b) or 4(a) any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would or would be incorporated or deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriter, if any, shall reasonably object.

(b)	Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 3 or 4, as applicable; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424(b) (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)	Notify the selling Beneficiaries and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the receipt of any comments from the SEC with respect to any such document or a document incorporated by reference therein, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (v) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 7(m) hereof (including, without limitation, any underwriting agreement) cease to be true and correct, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vii) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (viii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(d)	Use its best efforts to prevent the issuance, and obtain the withdrawal, of any order suspending the effectiveness of a Registration Statement, and prevent the issuance, and obtain the lifting, of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

(e)	If requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or amendment such information as the managing underwriters, if any, and such holders agree should be included therein, including, without limitation, information relating to the plan of distribution with respect to such Registrable Securities or information with respect to the number or amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities, and (ii) make all required filings of such Prospectus supplement or such amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or amendment.

(f)	Furnish to each selling Beneficiary and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements, schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits and copies of any correspondence with the SEC or its staff relating to the Registration Statement.

(g)	Promptly furnish to each selling Beneficiary and each underwriter, if any, of Registrable Securities covered by such Registration Statement such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), in conformity with the requirements of the Securities Act and such other documents as such Persons may reasonably request in order to facilitate the disposition of the Registrable Securities; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Beneficiaries and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

(h)	Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Beneficiaries, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing to the extent such registration or qualification would be required taking into account federal securities laws; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction in which it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject.

(i)	Cooperate with the selling Beneficiaries and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or the selling holders shall request at least two business days prior to any sale of Registrable Securities to the underwriters or otherwise.

(j)	Use reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be required to comply with laws governing the sale of securities, except that if such registration or approval is required solely as a consequence of the nature of such selling Beneficiary’s business, such registration or approval shall be at the expense of such selling Beneficiary, and to obtain approvals from any such governmental agencies or authorities to the extent necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(k)	Upon the occurrence of any event contemplated by Section 7(c)(vi) or 7(c)(vii) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Beneficiary being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)	Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or other national trading market, if any, on which similar securities issued by the Company are then listed or, if the Registrable Securities do not qualify to be so listed, on another national securities exchange or other national trading market, to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement and to maintain such listing for the period of effectiveness of such Registration Statement.

(m)	If the registration is an Underwritten Offering or as reasonably requested in writing by Beneficiaries constituting at least 40% of the total number of Registrable Securities then outstanding, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by the holders of a majority of the Registrable Securities being sold or those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, (i) make such representations and warranties to the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to such selling Beneficiaries and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters, including, without limitation, the matters referred to in clause (i) of this Section 7(m); (iii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Beneficiary and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with Underwritten Offerings; (iv) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company; (v) provide customary indemnification; (vi) support each selling Beneficiary’s efforts to execute block trades with institutional buyers; and (vii) cooperate with any reasonable request by holders of a majority of the Registrable Securities offered for sale, including by ensuring participation by the executive management of the Company in road shows, so long as such participation does not materially interfere with the operation of the Company’s business. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

(n)	Make available for inspection by a representative of the selling Beneficiaries, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

(o)	Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month period.

(p)	Cooperate with each selling Beneficiary and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD or any other applicable securities exchange.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

          Each Beneficiary will be deemed to have agreed by virtue of its acquisition of Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(c)(ii), 7(c)(iii), 7(c)(v), 7(c)(vi) or 7(c)(vii) hereof (a “Black-Out Notice”), such Beneficiary will (but in the case of an event described in 7(c)(vi), only with respect to the applicable jurisdictions) forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus (a “Black-Out”) until such Beneficiary’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that in no event shall the aggregate number of days during which a Black-Out is effective during any period of twelve consecutive months exceed 45 calendar days. In the event the Company shall give a Black-Out Notice, the time period prescribed in Section 3(b) hereof or the Shelf Period, as the case may be, will be extended by the number of days during the time period from and including the date of the giving of the Black-Out Notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof or (y) the Advice.

8. Registration Expenses.

          All Registration Expenses will be borne by the Company whether or not any of the Registration Statements become effective. “Registration Expenses” means all fees and expenses incident to the performance of, or compliance with, this Agreement by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or “blue sky” laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with “blue sky” qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and one single special counsel for the Beneficiaries, (v) fees and disbursements of all independent certified public accountants referred to in Section 7(m)(iii) hereof (including the expenses of any special audit and “comfort” letters required by or incident to such performance), (vi) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., (vii) Securities Act liability insurance if the Company so desires such insurance, (viii) all fees and expenses of listing the Registrable Securities pursuant to Section 2(a) and 7(l), and (ix) fees and expenses of all other Persons retained by the Company in connection with this Agreement; provided, however, that Registration Expenses shall not include fees and expenses of any counsel for the Beneficiaries except as provided in clause (iv) above and any local counsel that are not included in the definition of Registration Expenses nor shall it include underwriting fees, discounts or commissions relating to the offer and sale of Registrable Securities, which shall be borne by the Beneficiaries included in such registration pro rata in proportion to the number of Registrable Securities of such Beneficiary included in such registration. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

9. Indemnification.

     (a) Indemnification by the Company.

          The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Beneficiary whose Registrable Securities are registered pursuant to this Agreement, the officers, directors, agents and employees of each of them, each Person who controls such Beneficiary (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus, Prospectus or form of Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such Beneficiary expressly for use therein; provided, however, that the Company will not be liable to any Beneficiary to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if either (A) (i) such Beneficiary failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Beneficiary to the Person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such Beneficiary thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Losses arise.

     (b) Indemnification by Holders of Registrable Securities.

          In connection with any Registration Statement in which a Beneficiary is participating, such Beneficiary will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and will severally and not jointly indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon (i) any disposition of Registrable Securities after receiving notice of a Black-Out and prior to receiving Advice under Section 7 that use of the Prospectus may be resumed or (ii) any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is finally judicially determined by a court of competent jurisdiction to have been contained in any information so furnished in writing by such Beneficiary to the Company expressly for use in such Registration Statement or Prospectus and to have been relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any officer, director, agent or employee of the Company. In no event will the liability of any selling Beneficiary under this Section 9(b) be greater in amount than the excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public pursuant to the applicable Registration Statement (net of all related expenses and underwriters’ discounts and commissions) over the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) Conduct of Indemnification Proceedings.

          If any Person shall become entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. All Losses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the Indemnified Party, as incurred, within five calendar days of written notice thereof to the Indemnifying Party upon receipt of an undertaking to repay such amount if it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Section 9, unless such judgment, settlement or other termination includes, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

     (d) Contribution.

          If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under Section 9(a) or 9(b) hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of or in addition to indemnifying such Indemnified Party, as applicable, will, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party or Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), an Indemnifying Party that is a selling Beneficiary will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public pursuant to the applicable Registration Statement (net of all related expenses) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise.

10. Rule 144.

          The Company will file all reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, or, during the period prior to the date upon which any registration statement of the Company under the Securities Act covering any Common Stock of the Company is declared effective, all other information, and will cooperate with any Beneficiary (including, without limitation, by making such representations as any such Beneficiary may reasonably request), all to the extent required from time to time to enable such Beneficiary to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any Beneficiary, the Company will deliver to such Beneficiary a written statement as to whether it has complied with such filing requirements.

11. Miscellaneous.

     (a) Remedies.

          In the event of a breach by the Company of its obligations under this Agreement, each Beneficiary, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

     (b) No Inconsistent Agreements.

          The Company has not, as of the date hereof, and will not, on or after the date hereof, except as provided in Section 11(p), enter into any agreement with respect to its securities which conflicts with the rights granted to the Beneficiaries in this Agreement or otherwise conflicts with the provisions hereof.

     (c) Amendments and Waivers.

(i)	The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except as described in the following sentence, unless the Company has obtained the written consent of holders of a majority of the then-outstanding Registrable Securities. A waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Beneficiaries whose securities are being sold pursuant to a particular Registration Statement and that does not directly or indirectly affect the rights of other Beneficiaries may be given by holders of at least 51% of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(ii)	No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

     (d) Notices.

          All notices, requests and other communications to either party hereunder must be in writing (including telecopy or similar writing) and must be given:

(i)	if to a Stock Holder, to the address set forth opposite such Stock Holder’s name on the signature pages hereto, with a copy to:

Jones Day 222 East 41st Street New York, New York 10017 Attention: Kevin D. Cramer, Esq. Fax: (212) 755-7306;

(ii)	if to a Beneficiary other than a Stock Holder, to the address set forth on the stock record books of the Company; and

(iii)	If to the Company, to:

ORBIMAGE Inc. 21700 Atlantic Boulevard Dulles, VA 20166 Attention: General Counsel Fax: (703) 480-7544

with a copy to:

Latham & Watkins LLP 555 Eleventh Street, N.W., Suite 1000 Washington, DC 20001 Attention: Bill O’Neill Fax: (22) 637-2201,

or such other address or telecopier number as such Person may hereafter specify by notice to the other parties hereto and/or Beneficiaries. Each such notice, request or other communication will be effective only when actually delivered at the address specified in this Section 11(d), if delivered prior to 5 p.m. (local time) and such day is a business day, and if not, then such notice, request or other communication will not be effective until the next succeeding business day.

     (e) Owner of Registrable Securities.

          The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

     (f) Successors and Assigns.

          Subject to this paragraph (f), this Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and will inure to the benefit of each of the Beneficiaries. The Company may not assign its rights or obligations hereunder. Beneficiaries may not assign their rights and obligations under this Agreement; provided, however, that a Beneficiary may, with the prior written consent of the Company, assign its rights and obligations under this Agreement to a third party in connection with any transfer of Registrable Securities (a “Permitted Transferee”). Notwithstanding the foregoing, no Permitted Transferee shall be entitled to any of the transferring Beneficiary’s rights under this Agreement (i) unless and until such Permitted Transferee shall have acknowledged in writing its acceptance of such obligations hereunder or (ii) if the transferring Beneficiary notifies the Company in writing on or prior to such transfer that the Permitted Transferee shall not have such rights.

     (g) Counterparts; Effectiveness.

          This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto receives a counterpart hereof signed by the other party hereto.

     (h) Headings.

          The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

     (i) Governing Law.

          This Agreement will be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

     (j) Jurisdiction; Consent to Service of Process.

          Each party hereby irrevocably submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York located in New York, New York or the United States District Court for the Southern District of New York, and any appellate court from any such court (as applicable, a “New York Court”), in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

     (k) WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

     (l) Severability.

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

     (m) Entire Agreement.

          This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and representations, both written and oral, with respect thereto.

     (n) No Strict Construction.

          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     (o) Third Party Beneficiaries.

          It is expressly contemplated hereby that Beneficiaries which are not Stock Holders shall be third party beneficiaries of this Agreement, subject to any and all limitations, restrictions and obligations provided herein. This Agreement and all of its provisions and conditions are for the benefit of the parties to this Agreement and each Beneficiary which is not a Stock Holder as an intended third party beneficiary.

     (p) Registration of Securities other than Registrable Securities.

          Without the written consent of the holders of a majority of the then-outstanding Registrable Securities, the Company will not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject to the prior rights of the Beneficiaries set forth herein, and, if exercised, would not otherwise conflict or be inconsistent with the provisions of this Agreement.

     (q) Termination.

          This Agreement shall terminate on the date on which there cease to be any Registrable Securities outstanding. The provisions of Section 9 and Section 11(o) shall survive the termination of this Agreement.

[Signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ORBIMAGE INC.

By:
Name:
Title:

Triage Capital Management L.P.

By:
Name:
Title:

Triage Offshore Fund, Ltd

By:
Name:
Title:

Triage Capital Management B, LP

By:
Name:
Title:

CSS, LLC

By:
Name:
Title:

River Run Partners LP

By:
Name:
Title:

Cold Springs LP

By:
Name:
Title:

River Run Fund Ltd.

By:
Name:
Title:

Harbert Distressed Investment Master Fund, Ltd.

By:
Name:
Title:

Redwood Master Fund Ltd.

By:
Name:
Title:

Deephaven Distressed Opportunities Trading, Ltd.
By:
Name:
Title:

Pandora Select Partners, L.P.

By:
Name:
Title:

Whitebox Hedged High Yield Partners, L.P.

By:
Name:
Title:

Whitebox Convertible Arbitrage Partners, L.P.

By:
Name:
Title:

Credit Suisse First Boston LLC

By:
Name:
Title:

Concordia Distressed Debt Fund LP

By:
Name:
Title:

Concordia MAC29, Ltd.

By:
Name:
Title:

Sagamore Hill Hub Fund Ltd.

By:
Name:
Title:

Deutsche Bank Securities, Inc.

By:
Name:
Title:

Rockbay Capital Fund, LLC

By:
Name:
Title:

Rockbay Capital Institutional Fund, LLC

By:
Name:
Title:

Rockbay Capital Offshore Fund, Ltd.

By:
Name:
Title:

EXHIBIT A

Affidavit

     By executing signature line(s), the undersigned hereby certifies that he/she/it is the principal beneficial owner of the securities of the Company set forth below.

     The undersigned certifies that it is (i) the sole beneficial owner of the securities of the Company set forth below, or (ii) if not the sole beneficial owner of the securities set forth below, shares beneficial ownership of the securities set forth below with the additional signatories set forth below.

     The undersigned understands that to be granted rights under the Agreement, it must fill in the information on this form and return it to the Company, at the address set forth in Section 11(d)(iii) of the Agreement.

     SUBMISSION OF THIS AFFIDAVIT WILL ENTITLE THE UNDERSIGNED TO RIGHTS UNDER THE AGREEMENT BUT THESE RIGHTS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT.

Class of Securities of the Company
Which the Undersigned Beneficially Owns:

Number of Securities of the Company
Which the Undersigned Beneficially Owns:

Name of Beneficiary:

By:
Authorized Representative
Name:
Title:

If more than one beneficial owner:

Name of other beneficial owner:

By:
Authorized Representative
Name:
Title:

A-1